UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2018
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NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (331) 332-5000
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(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On August 14, 2018, Christian Schulz was elected to the Board of Directors (the “Board”) of Navistar International Corporation (the “Company”) effective immediately. Mr. Schulz was appointed a member of the Board’s Finance Committee, also effective August 14, 2018. Pursuant to the Stockholder Agreement, dated as of September 5, 2016, by and among the Company and Volkswagen Truck & Bus AG (“VW T&B”) (the “Stockholder Agreement”), Mr. Schulz has been designated by VW T&B to serve on the Board as an Investor Nominee (as defined in the Stockholder Agreement) as a replacement for Matthias Gründler who was also an Investor Nominee and resigned from the Board effective May 15, 2018.
As a director of the Company, Mr. Schulz will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s annual proxy statement filed with the Securities and Exchange Commission. Currently, this compensation generally consists of an annual retainer in the amount of $120,000 ($20,000 of which is to be paid in the form of restricted stock) and an annual stock option grant of 5,000 options. The initial cash and stock award to be received by Mr. Schulz will be pro-rated accordingly.
The Company and its subsidiaries have a series of commercial relationships with VW T&B and its affiliates, and the parties expect to enter into future transactions. The total aggregate value of these transactions amounted to approximately $122 million during fiscal year 2017 and is estimated to amount to approximately $183 million in fiscal year 2018. As of August 14, 2018, VW T&B holds a 16.8% stake in the Company and is therefore a related person under the Company’s Policy and Procedures with Respect to Related Person Transactions (the “Policy”). Mr. Schulz, as the Chief Financial Officer of VW T&B is a related person under the Policy and is deemed to have an indirect material interest in the transactions of VW T&B by virtue of his position as an officer of VW T&B. Beginning on February 28, 2018 upon the election of the initial Investor Nominees, for each related person transaction involving VW T&B, the Board’s Audit Committee and the Board have considered the relevant factors and the Board, upon the recommendation of the Board’s Audit Committee, has ratified and approved the transaction on the basis that the relationship was in the best interest of the Company. Such approved transactions are related person transactions under Item 404(a) of Regulation S-K and include, without limitation, purchases and sales of goods and services, payments of royalties, a sourcing joint venture, consulting agreements and product development and licensing agreements.
A copy of the press release announcing the election of Mr. Schulz is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 14, 2018 "Christian Schulz Appointed to Navistar Board of Directors"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Richard E. Bond
Name:	Richard E. Bond
Title:	Corporate Secretary

Dated: August 14, 2018

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